UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2003

GRAPHIC PACKAGING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13182	58-2205241
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

814 Livingston Court Marietta, Georgia 30067
(Address of principal executive offices) (Zip Code)

(770) 644-3000
(Registrant’s telephone number, including area code)

Item 7.   Financial Statements and Exhibits.

(a)          Financial statements of businesses acquired.

Not applicable.

(b)         Pro forma financial information.

Not applicable.

(c)          Exhibits.

Exhibit No.	Description

99.1	Notice to directors and executive officers of Graphic Packaging Corporation, dated December 12, 2003.

Item 11.   Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On December 12, 2003, Graphic Packaging Corporation (the “Company”) provided notice to its officers and directors pursuant to Rule 104(b)(2) of Regulation BTR with respect to a blackout period under the Graphic Savings and Investment Plan. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Company received the notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 on December 8, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING CORPORATION

Date: December 12, 2003	By:	/s/ Stephen A. Hellrung
		Name:	Stephen A. Hellrung
		Title:	Senior Vice President, General Counsel and Secretary